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                                                                      EXHIBIT 10


                               SOURCING AGREEMENT


This Agency Agreement is entered into on this 19th day of June, 2000 between Sigma Aircraft Management LLC ("SAM"), a Delaware Limited Liability Company and Swissjet, Inc., a Florida corporation ("Swissjet"), regarding the appointment of SAM as agent with respect to sourcing of Aircraft to be contracted by Swissjet (the "Agreement").

         WHEREAS Swissjet desires to appoint SAM as its agent for sourcing of MD80 aircraft (the "Aircraft") available for acquisition by Swissjet (the "Sourcing") and SAM desires to accept such appointment, pursuant to the terms and conditions set forth below.

         NOW THEREFORE in consideration of the foregoing recitals and of other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties hereto agree as follows:

1) Appointment. Swissjet appoints SAM as its EXCLUSIVE and WORLD WIDE agent in respect of the Sourcing to specifically perform the duties set forth in clause 3 below.

2) Term. Subject to the terms hereof, SAM shall perform the duties hereunder for 24 months from the date of this Agreement, unless further extended or previously terminated pursuant to the terms hereof (the "Sourcing Period").

3) Duties. As the exclusive and duly authorized agent appointed by Swissjet, SAM shall perform the following duties (the "Duties"):

     a) advising and assisting Swissjet, in any way reasonably requested, in sourcing Aircraft available for operating lease, lease-purchase or cash-purchase on the best commercially available terms, such terms and the physical condition of the aircraft shall be satisfactory to Swissjet in its sole discretion,

     b) introduce Swissjet to lessors and sellers of such potentially suitable Aircraft,

     c) on the request of Swissjet, negotiate acquisition terms for the sourced aircraft with the potential lessor/seller on terms satisfactory to Swissjet in its sole discretion, as well as assist in contract negotiation from the onset of the transaction until the completion of a lease.

     d) Swissjet shall cooperate in all respects as is necessary and appropriate or reasonably requested by SAM in order to permit SAM to perform the duties set forth above in this Section 3, including the furnishing by Swissjet of all information in its possession or, if requested by SAM, reasonably obtainable, necessary or helpful to SAM in the performance of such duties.

4) Authority. Although SAM shall be appointed Swissjet's agent and be entitled to represent Swissjet in matters concerning the Sourcing, SAM's authority under this Agreement does not permit SAM to hold itself out as having authority to, and SAM shall not sign for, commit or otherwise obligate Swissjet in any way and SAM shall not conclude any agreement, oral or written, in Swissjet's name or otherwise unless it has been authorized to do so in writing by Swissjet.



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5)   Exclusivity. This Agreement confers upon SAM during the Sourcing Period the exclusive and world-wide right to source Aircraft on behalf of Swissjet. Swissjet expressly undertakes not to mandate or allow any other party to act on its behalf with respect the Sourcing of Aircraft during the Sourcing Period. If a potential lessor contacts Swissjet or expresses interest in leasing an aircraft directly to Swissjet, such party shall be referred to SAM by Swissjet and any resulting transaction shall be deemed to have been arranged exclusively by SAM. SAM shall deliver to Swissjet within a reasonable period after commencement of the sourcing campaign its list of potential lessors/sellers with whom SAM has had verbal and/or written discussions pertaining to the leasing of the Aircraft (the "Prospect List") and upon the reasonable request of Swissjet, SAM shall deliver to Swissjet copies of all relevant written correspondence and/or a summary of unwritten contact between SAM and persons on the Prospect List.

6) Upon expiration of the Sourcing Period, SAM shall provide Swissjet with a list of the potential lessors/sellers with respect to the Sourcing. Except after termination of this Agreement in accordance with Section 9 hereof, if within 180 calendar days after the expiration of the Sourcing Period Swissjet consummates any transaction relating to a MD82 series aircraft with any person or entity set forth on such list of lessors/sellers, then Swissjet agrees to pay SAM 75% of the relevant fee set forth in Section 6(b) below.

7)   Pricing.

     a) SAM shall be paid a Sourcing Fee of $4,000 payable monthly in arrears commencing upon July 1, 2000.

     b) In the case SAM successfully completes the Sourcing of an Aircraft and Swissjet acquires such aircraft on terms and conditions satisfactory to Swissjet, in its sole discretion, SAM shall be entitled to an Arrangement Fee equal to $75,000 per aircraft payable on the closing date of such acquisition subject to the following adjustments;

         i) In the event multiple Aircraft are acquired from one source subject to substantially documentation, then the third and fourth aircraft acquired shall be entitled to a reduction in the Arrangement Fee of $25,000 per Aircraft and the fifth and subsequent aircraft shall be entitled to a reduction in the Arrangement Fee of $50,000 per aircraft.

         ii) The Arrangement Fee as adjusted by 7(b)(i) shall in addition be reduced with the amount of Sourcing Fee received by SAM up to the date of the payment of the Arrangement Fee.

8) Expenses. All reasonable costs and expenses incurred by SAM with respect to the Sourcing, including, but not limited to, legal fees, sub-contracted technical assistance, such as inspections, aircraft evaluation and delivery assistance, travel and out-of-pocket expenses shall be reimbursed by Swissjet, subject to receipt of reasonably satisfactory documentation supporting such expenses, upon demand. SAM shall not incur any expense in excess of $500 unless Swissjet's prior approval has been obtained.

9) Termination of Agreement. In the event of breach of any material obligation under this Agreement the non-breaching party shall notify the breaching party of such breach in writing. Unless such breach (other than a bankruptcy, insolvency or dissolution event) has been cured by breaching party within 10 (ten) business days after receipt of such notice, the non-breaching party may immediately terminate this Agreement without incurring any further liability and shall be entitled to avail itself of all remedies afforded by applicable law.

         Each party furthermore has the right to terminate the Agreement without cause with 30 days prior written notice as from November 1, 2000.



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10)  Confidentiality. SAM hereby covenants that all non-publicly available information regarding the Sourcing and Swissjet made available to SAM by Swissjet as a result of performing the Duties, shall be kept strictly confidential unless SAM is required by law to disclose such information. In addition, the parties hereby jointly resolve that the commercial terms of this Agreement shall remain strictly confidential. However, the parties shall not be prohibited to disclose the existence of the Agreement and the commercial relationship between the parties.

11) Governing Law. This Agreement and the relationship among the parties shall be governed by the laws of the State of New York without regard to conflict of law provisions. Any dispute arising hereunder shall be brought before the State or Federal courts located in the County and State of New York, U.S.A., and the parties hereto hereby submit themselves to the exclusive jurisdiction of the aforementioned courts.

This Agreement is signed by duly authorized senior executives of both companies as an indication of their confirmation and acceptance of the terms thereof.

For and on behalf of                              For and on behalf of
SIGMA AIRCRAFT MANAGEMENT LLC                     SWISSJET INC.


--------------------------                        --------------------------
Name:    Jan Melgaard                             Name:      Serge Feller
Its:     President                                Its:       President and CEO


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